Exhibit 99.1

Sonus Networks Announces Definitive Agreement to Acquire Performance Technologies, Inc.

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Acquisition Expected to Fortify Sonus Mobility and Virtualization Strategies and Expand Sonus Addressable Market by 50%

Sonus Confirms Fourth Quarter and Full Year 2013 Guidance

For Immediate Release: December 13, 2013

Key Takeaways:

•                  Transaction is expected to be accretive to non-GAAP EPS for full year 2015; mildly dilutive (two cents or less) in 2014.

•                  Planned acquisition would accelerate Sonus’ mobility strategy by adding Diameter Signaling capabilities required in all-IP, IMS 4G/LTE (Long Term Evolution) networks.

•                  Diameter market, which is in its infancy, is rapidly expanding and projected to grow by an average of 42% per year from 2013 through 2017, to reach nearly $1 billion, according to Exact Ventures, allowing Sonus to expand its addressable market by 50% to nearly $3 billion in 2017.

•                  Acquisition would expand and diversify Sonus’ portfolio with an integrated, virtualized Diameter and SIP-based solution.

•                  PT shareholders to receive $3.75 per share in cash.

WESTFORD, Mass. and ROCHESTER, N.Y.- Sonus Networks, Inc. (NASDAQ: SONS), a global leader in SIP communications, and Performance Technologies, Inc. (NASDAQ: PTIX), a global supplier of advanced, high availability network communications solutions, today announced that they have entered into a definitive merger agreement under which Sonus will acquire PT for $3.75 per share in cash, or approximately $30 million, net of PT’s cash and excluding acquisition-related costs.

The acquisition of PT enables Sonus to expand and diversify its portfolio with an integrated, virtualized Diameter and SIP-based solution and deliver strategic value to service providers seeking to offer new multimedia services through mobile, Cloud-based, real-time communications. PT’s premier suite of IP-centric SEGway signaling products includes Diameter Signaling Controllers (DSC), which anchor the authentication, authorization and accounting messages sent across mobile networks. As the adoption of the mobile Internet grows, the DSC market is forecast to grow by an average of 42% per year from 2013 through 2017, to reach nearly $1 billion, according to Exact Ventures.

Under the terms of the agreement, which was unanimously approved by the boards of directors of both companies, Sonus will acquire all of the outstanding shares of PT for $3.75 per share in cash.  The purchase price represents a premium of 25.8% to PT’s closing share price of $2.98 on December 12, 2013, and premiums of 25.0%, 26.8% and 26.8%, respectively, to PT’s 30-, 60-, and 90-day average closing share prices through December 12, 2013.

Quotes:

“Today’s mobile broadband traffic nearly eclipses all Internet activity from just a decade ago, driving the necessity for intelligent and capable Diameter Signaling Controllers that will allow mobile operators to efficiently deploy 4G/LTE,” said Raymond P. Dolan, president and chief executive officer of Sonus.  “The combination of Sonus and PT allows us to address this significant opportunity by bringing together unique and complementary technologies in wireless and wireline network intelligence, thereby expanding our addressable market by 50% and advancing our mobility and virtualization strategies.  The transaction enhances Sonus’ best-in-class portfolio, further enabling service providers and enterprises to deliver on the promise of real-time communications.”

“Over our thirty-two year history, PT has been recognized for providing mission-critical solutions built on leading-edge technologies designed and supported by some of the best talent in our industry,” said John M. Slusser, president and chief executive officer of PT.  “The agreement with Sonus provides substantial value to our stockholders as the premium represents an approximately 25% per share premium to our closing stock price as of December 12, 2013.  In addition to the financial benefits to our stockholders, in Sonus we find a dedicated team of kindred spirits, highly focused on driving continued growth in the next-generation network communications marketplace. Through this transaction, the value proposition of our broad Diameter and SS7 telecommunications signaling portfolio can be further leveraged and, in combination with Sonus’ industry leading SBC and SIP-based product family, it offers an exciting opportunity to provide service providers with a compelling solution set as they architect and provision their networks.”

Strategic Benefits:

•                  Enhanced Portfolio of Offerings.  The acquisition of PT is aligned with Sonus’ strategy to offer a portfolio of solutions that enable Cloud-based, real-time, multimedia communications across wireless and wireline networks. As adoption of the mobile Internet grows, Diameter is the IP-based signaling protocol standard that drives authentication, authorization and accounting messages in the IP Multimedia Subsystem (IMS) architecture of wireless 4G/LTE networks.  Providing an integrated, virtualized Diameter and SIP-based solution will enable Sonus to offer a more strategic value proposition to service providers seeking to deliver new multimedia services through mobile, Cloud-based, real-time communications.

•                  Significant Addressable Market.  With 4G/LTE subscriber growth increasing, industry analysts project exponential growth in Diameter traffic to be generated by tablets, smart phones and other mobile devices.  The acquisition of PT positions Sonus to capture the significant opportunity this trend presents and should increase Sonus’ total addressable market by 50%, from approximately $2 billion to nearly $3 billion in 2017, when combining the SBC and Diameter markets. According to Greg Collins, founder and principal analyst, Exact Ventures, “The Diameter Signaling Controller (DSC) market is still nascent with billions of dollars in revenue opportunity forecast for the coming years.”

•                  Complementary Assets.  The DSC market is a natural extension of the Session Border Controller (SBC) market. SBCs and DSCs both serve as points of entry into core IP networks by providing security, admission control, intelligent routing and interworking capabilities.  PT’s SEGway Universal Diameter Routers and SS7 Signaling Systems provide tightly integrated signaling and advanced routing that span mission-critical demands of both existing and next-generation 4G/LTE and IMS networks.  Additionally, PT’s IPnexus Multi-Protocol Gateways and Servers enable a broad range of IP-interworking in data acquisition, sensor, radar and control applications for aviation, weather and other similar infrastructure networks.

Financing and Approvals:

The transaction will be funded using Sonus’ existing cash on hand and is expected to be accretive to Sonus’ non-GAAP EPS for full year 2015 and mildly dilutive (two cents or less) in 2014. The transaction is expected to close in the first quarter of 2014, subject to PT stockholder approval and the satisfaction of other customary closing conditions.

Guidance:

The company continues to experience solid demand for its current portfolio of products and services.  As such, Sonus today is confirming its outlook for the fourth quarter and full year 2013 as provided on July 29, 2013.  Sonus expects to provide 2014 guidance, which will include PT’s contribution pending the closing of the transaction, when it reports its fourth quarter and full year operating results in February 2014.

Stock Repurchase Program:

As of December 12, 2013, Sonus has repurchased a total of approximately 18 million shares since the inception of its $100 million share repurchase program announced on July 29, 2013 and currently has approximately 267 million shares outstanding following the repurchases.  Approximately $43 million remains available for future share repurchases either on the open market or in privately negotiated transactions.

Sonus expects to maintain a strong balance sheet, allowing it to continue to transform its business and invest in compelling growth opportunities, while returning capital to shareholders.  The board of directors at Sonus believes that share repurchases represent an attractive investment opportunity and intend to continue to repurchase shares provided market conditions and other factors permit.

Advisors:

Evercore Partners Inc. is serving as Sonus’ financial advisor, and Wilmer Cutler Pickering Hale and Dorr LLP is serving as Sonus’ legal advisor. Bowen Advisors, Inc. is serving as PT’s financial advisor, and Harter Secrest & Emery LLP is serving as PT’s legal advisor. Craig-Hallum Capital Group, LLC provided a fairness opinion to PT’s board of directors.

Other Facts:

•                  PT’s SEGway Signaling solutions are deployed in more than one thousand locations globally, serving as a backbone for several premier wireless networks.

•                  Featuring a small footprint and high throughput capacity, SEGway is widely recognized as the wireless industry’s leading signaling architecture.

•                  PT is headquartered in Rochester, NY and maintains direct sales and marketing offices in the U.S. in Raleigh, NC and Chicago, IL and international offices in London, England and Shanghai, China.

•                  PT has Centers of Engineering Excellence in San Diego, CA, Kanata, Ontario, Canada and Rochester, NY.

•                  PT has a global installed base of more than 1,000 signaling system installations.

•                  The number of 4G-LTE connections worldwide is forecast to pass one billion by 2017, according to a new study by GSMA Intelligence.

•                  For two consecutive years, Sonus has been positioned in the Leaders quadrant of the “Magic Quadrant for Session Border Controllers” and was the largest gainer in the October 21, 2013 report by Gartner, Inc.

Other Resource:

•                  Download the White Paper “Leveraging Synergies across Diameter and SIP Signaling in 4G/LTE Networks.”

Conference Call Details:

Sonus will hold an investor conference call to discuss the intended acquisition of PT on Friday, December 13, 2013 at 8:30 a.m. ET.  Please call 800-913-8744 in the U.S. or +1 212-231-2919 for international callers or listen to the webcast at http://investors.sonusnet.com/events.cfm.  A presentation with supporting information will also be available at http://investors.sonusnet.com/events.cfm as well as at the SEC’s website at www.sec.gov.

Archived Conference Call:

A telephone playback of the call will be available through 10:30 a.m. December 27, 2013 and can be accessed by calling 800-633-8284 or +1 402-977-9140 for international callers.  The reservation number for replay is: 21699733. The webcast will be available after the conclusion of the call at http://investors.sonusnet.com/events.cfm and will be archived for 60 days.

Tags/Keywords:

Sonus, SONS, Performance Technologies, PT, PTIX, Diameter, IP multimedia subsystem, IMS, 4G, LTE, RCS, session border controller, SBC, session initiation protocol, SIP, SIP trunking, IPsec, media transcoding, IPv6, IPv4, interworking, Sonus SBC 5100, Sonus SBC 5200, SEGway Universal Diameter

Routers, SEGway SS7 Signaling Systems, IPnexus Multi-Protocol Gateways VoIP, Unified Communications, UC, Cloud communications, Session Management, Sonus Partner Assure

About Sonus Networks:

Sonus (NASDAQ®: SONS) helps the world’s leading communications service providers and enterprises embrace the next generation of SIP-based solutions including VoIP, video and Unified Communications through secure, reliable and scalable IP networks.  With customers around the globe and 15 years of experience transforming networks to IP, Sonus has enabled service providers and enterprises to capture and retain users and generate significant ROI.  Sonus products include session border controllers, policy/routing servers, subscriber feature servers and media and signaling gateways.  Sonus products are supported by a global services team with experience in design, deployment and maintenance of some of the world’s largest and most complex IP networks.  For more information, visit www.sonus.net or call 1-855-GO-SONUS.

About PT:

PT (NASDAQ®: PTIX) is a global supplier of advanced, high availability network communications solutions.  Its SEGway® Diameter and SS7 Signaling Systems provide tightly integrated signaling and advanced routing capabilities and applications that uniquely span the mission critical demands of both existing and next-generation 4G LTE and IMS telecommunications networks.  The Company’s IPnexus® Multi-Protocol Gateways and Servers enable a broad range of IP-interworking in data acquisition, sensor, radar, and control applications for aviation, weather and other infrastructure networks.  Established in 1981, PT is headquartered in Rochester, NY and markets and sells its products worldwide through its direct sales organization as well as through channel partners that include major telecommunications equipment vendors, government prime contractors and value-added resellers.

Important Information Regarding Forward-Looking Statements

The information in this release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, which are subject to a number of risks and uncertainties.  All statements other than statements of historical facts contained in this report are forward-looking statements.  Without limiting the foregoing, the words “anticipates”, “believes”, “could”, “estimates”, “expects”, “intends”, “may”, “plans”, “seeks”, “projects” and other similar language, whether in the negative or affirmative, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.  Examples of forward-looking statements include, but are not limited to, statements regarding the following: the parties’ ability to close the transaction and the expected closing date of the transaction;

the anticipated benefits and synergies of the transaction; the anticipated future combined operations, products and services; the impact of the transaction on Sonus’ financial results, business performance and product offerings; and projected growth in the DSC market.    Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions.  Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict.  Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to, uncertainties as to the timing and results of the PT stockholder vote; the possibility that various closing conditions for the transaction may not be satisfied or waived; the effects of disruption from the transaction, making it more difficult to maintain relationships with employees, customers, business partners or governmental entities; the success of the companies in implementing their integration strategies; the actual benefits realized from this transaction; disruptions to our business and financial conditions as a result of this transaction or other investments or acquisitions; the timing of our recognition of revenues; our ability to recruit and retain key personnel; difficulties supporting our new strategic focus on channel sales; difficulties retaining and expanding our customer base; difficulties leveraging market opportunities; restructuring activities; litigation; actions taken by significant stockholders; difficulties providing solutions that meet the needs of customers; market acceptance of our products and services; rapid technological and market change; our ability to protect our intellectual property rights; our ability to maintain partner, reseller, distribution and vendor support and supply relationships; higher risks in international operations and markets; the impact of increased competition; currency fluctuations; changes in the market price of our common stock; and/or failure or circumvention of our controls and procedures.  Important factors that could cause actual results to differ materially from those in these forward-looking statements are discussed in Part I, Item 2 “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, Part I, Item 3 “Quantitative and Qualitative Disclosures About Market Risk” and Part II, Item 1A “Risk Factors” in the Company’s most recent Quarterly Report on Form 10-Q.   We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.  We therefore caution you against relying on any of these forward-looking statements, which speak only as of the date made.  Sonus is a registered trademark of Sonus Networks, Inc. All other company and product names may be trademarks of the respective companies with which they are associated.

Additional Information About the Merger and Where to Find It:

In connection with the proposed merger, PT plans to file a proxy statement with the Securities and Exchange Commission (the “SEC”).  Additionally, PT and

Sonus will file other relevant materials in connection with the proposed acquisition of PT by Sonus pursuant to the terms of the Merger Agreement by and among Sonus, PT, and Purple Acquisition Subsidiary, Inc.  The definitive proxy statement will be sent to stockholders of PT and will contain important information about PT, Sonus, the proposed merger and related matters.  Investors and security holders of PT are urged to read the definitive proxy statement and other relevant materials carefully when they become available before making any voting or investment decision with respect to the proposed merger because they will contain important information about the merger and the parties to the merger.

Sonus and PT, and their respective directors, executive officers, and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of PT stockholders in connection with the transactions contemplated by the merger agreement.  Information regarding Sonus’ directors and executive officers is contained in Sonus’ Annual Report on Form 10-K for the year ended December 31, 2012 and its proxy statement dated April 25, 2013, and other relevant materials filed with the SEC when they become available.  Investors and security holders may obtain detailed information regarding the names, affiliations and interests of certain of PT’s executive officers and directors in the solicitation by reading PT’s most recent Annual Report on Form 10-K for the year ended December 31, 2012, its proxy statement dated April 22, 2013, and other relevant materials filed with the SEC when they become available.  Information concerning the interests of PT’s participants in the solicitation, which may, in some cases, be different from those of PT’s stockholders generally, will be set forth in the proxy statement relating to the merger when it becomes available.  As of December 9, 2013, PT’s directors and executive officers beneficially owned 1,897,488 shares (of which 909,584 shares are issuable upon exercise of options currently exercisable), or 15.8%, of PT’s common stock.

The materials to be filed by Sonus and PT with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov.  In addition, security holders will be able to obtain free copies of the proxy statement from PT when filed by contacting PT Investor Relations by e-mail at finance@pt.com or by telephone at 1-585-784-7276.

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For Sonus Networks:

Patti Leahy, Investor Relations

+1 978-614-8440

pleahy@sonusnet.com

Wendy Tullo, Corporate Communications

+1 972-301-4978

wtullo@sonusnet.com

For PT:

Dorrance W. Lamb, SVP and Chief Financial Officer
+1 585-256-0200 ext. 7276
finance@pt.com